                                                                    Exhibit 10.6


                                                                  EXECUTION COPY
                                                                  --------------

                              EMPLOYMENT AGREEMENT
                              --------------------


          THIS EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into
                                           ---------
as of June 28, 1995, between Wesley-Jessen Corporation (f/k/a WJ Acquisition Corp.), a Delaware corporation (the "Company"), and Kevin Ryan ("Executive").
                                     -------                     ---------

          The Company is a wholly-owned subsidiary of Wesley-Jessen Holding, Inc., a Delaware corporation ("Holding"). Holding and Executive are parties to
                               -------
a Management Agreement dated June 28, 1995 (the "Management Agreement") pursuant
                                                 --------------------
to which (i) Holding will sell, and Executive will purchase, certain shares of Holding's capital stock and (ii) Holding will grant Executive options to acquire shares of Holding's capital stock.

          In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1.   Employment.  The Company shall employ Executive, and Executive
               ----------
hereby accepts employment with the Company, upon the terms and conditions set forth in this Agreement for the period beginning on the date hereof and ending as provided in paragraph 5 hereof (the "Employment Period").
                                        -----------------

          2.   Position and Duties.
               -------------------

          (a) During the Employment Period, Executive shall serve as the President and Chief Executive Officer of the Company and shall have the normal duties, responsibilities and authority of the President and Chief Executive Officer, subject to the overall direction and authority of the Company's board of directors (the "Board").
                   -----

          (b) Executive shall report to the Board, and Executive shall devote his best efforts and his full business time and attention to the business and affairs of the Company and its Subsidiaries; provided, that nothing in this paragraph 2(b) shall prohibit Executive from devoting a reasonable amount of business time and attention to directorships and charitable or other activities.

          (c)  For purposes of this Agreement, "Subsidiaries" shall mean any
                                                ------------
corporation of which the securities having a majority of the voting power in electing directors are, at the time of determination, owned by the Company, directly or through one or more Subsidiaries.

          3.   Base Salary and Benefits.
               ------------------------

          (a) During the Employment Period, Executive's base salary shall be at least $250,000 per annum and shall be subject to review by the Board on an annual basis (the "Base Salary"), which salary shall be payable in regular
                   -----------
installments in accordance with the Company's general payroll practices and shall be subject to customary withholding. In addition, during the Employment Period, Executive shall be entitled to participate in all of the Company's employee benefit programs for which senior executive employees of the Company and its Subsidiaries are generally eligible.

          (b) The Company shall reimburse Executive for all reasonable expenses incurred by him in the course of performing his duties under this Agreement which are consistent with the Company's policies in effect from time to time with respect to travel, entertainment and other business expenses, subject to the Company's requirements with respect to reporting and documentation of such expenses.

          (c) In addition to the Base Salary, Executive will be eligible to earn an annual target bonus of 50% of the Base Salary to be based upon specific bonus targets to be established on an annual basis by the Board. Such bonus targets will generally focus on EBITDA growth, capital expenditure levels and working capital targets, as well as meeting debt covenant requirements.

          4.   Board Membership.  With respect to all regular elections of
               ----------------
directors during the Employment Period, the Company shall nominate, and use its best efforts to elect, Executive to serve as a member of the Board. Upon the termination of the Employment Period, Executive shall resign as a director of the Company and its Subsidiaries, as the case may be.

          5.   Term.
               ----

          (a) The Employment Period (i) shall terminate upon Executive's resignation, death or Disability (as defined below) and

(ii) may be terminated by the Company at any time for Cause (as defined below) or without Cause.

          (b) If the Employment Period is terminated by the Company without Cause during the term of this Agreement, Executive shall be entitled to receive his (y) Base Salary and benefits described in Section 3(a) above, in each case for 12 months after the date of such termination, and (z) bonus described in
Section 3(c) above for the fiscal year in which such termination occurs if Executive would have otherwise been entitled to receive such bonus had he not been terminated; provided, that if the date of such termination occurs prior to the last day of the fiscal year in respect of which such bonus is awarded, then such bonus shall be prorated based upon the number of days elapsed prior to Executive's date of termination. Any such amounts payable under this Section 5(b) will be payable at such times as such amounts would have been payable had Executive not been terminated. Notwithstanding anything in this Agreement to the contrary, the Company shall have no obligation to pay any amounts payable under this Section 5(b) during such times as Executive is in breach of paragraph 6, 7, or 8 hereof or any provision of the Management Agreement. The amounts otherwise payable pursuant to this paragraph 5(b) shall be reduced by the amount of any compensation Executive receives with respect to any other employment during the 12 month period commencing on the date of Executive's termination. Upon request from time to time, Executive shall furnish the Company with a true and complete certificate specifying any such compensation due to or received by him. As a condition to the Company's obligations (if any) to make severance payments pursuant to this paragraph 5(b), Executive will execute and deliver a general release in form and substance satisfactory to the Company.

          (c) If the Employment Period is terminated by the Company for Cause or is terminated pursuant to clause (a)(i) above, Executive shall be entitled to receive his Base Salary through the date of termination.

          (d) Except as otherwise provided in Section 5(b), all of Executive's rights to fringe benefits and bonuses hereunder (if any) which accrue or become payable after the termination of the Employment Period shall cease upon such termination. The Company may offset any amounts Executive owes it or its Subsidiaries against any amounts it owes Executive hereunder.

          (e)  For purposes of this Agreement, "Disability" (i) shall mean any
                                                ----------
physical or mental incapacitation which results in Executive's inability to perform his duties and responsibilities for the Company for a total of 120 days during any twelve-month period, as determined by the Board in its good faith judgment and (ii) shall be deemed to have occurred on the 120th day of such inability to perform.

          (f)  For purposes of this Agreement, "Cause" shall mean (i) the
                                                -----
commission of a felony or any other act or omission involving dishonesty, disloyalty or fraud with respect to the Company or any of its Subsidiaries or any of their customers or suppliers, (ii) conduct tending to bring the Company or any of its Subsidiaries into substantial public disgrace or disrepute, (iii) substantial and repeated failure to perform duties as reasonably directed by the Board, (iv) gross negligence or willful misconduct with respect to the Company or any of its Subsidiaries or (v) any other material breach of this Agreement or the Management Agreement.

          6.   Confidential Information.  Executive acknowledges that the
               ------------------------
information, observations and data obtained by him while employed by the Company and its Subsidiaries concerning the business or affairs of the Company or any of its Subsidiaries ("Confidential Information") are the property of the Company or
                   ------------------------
such Subsidiary. Therefore, Executive agrees that he shall not disclose to any unauthorized person or use for his own purposes any Confidential Information without the prior written consent of the Board, unless and to the extent that the aforementioned matters become generally known to and available for use by the public other than as a result of Executive's acts or omissions. Executive shall deliver to the Company at the termination of the Employment Period, or at any other time the Company may request, all memoranda, notes, plans, records, reports, computer tapes, printouts and software and other documents and data (and copies thereof) relating to the Confidential Information, Work Product (as defined below) or the business of the Company or any Subsidiary which he may then possess or have under his control.

          7.   Inventions and Patents.  Executive acknowledges that all
               ----------------------
inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports and all similar or related information (whether or not patentable) which relate to the Company's or any of its Subsidiaries' actual or anticipated business, research and development or existing or future products or services and which are conceived, developed or made by Executive while employed by the Company and its Subsidiaries ("Work Product") belong to the
                                               ------------
Company or such Subsidiary. Executive shall promptly disclose such Work Product to the Board and perform all actions reasonably requested by the Board (whether during or after the Employment Period) to establish and confirm such ownership (including, without limitation, assignments, consents, powers of attorney and other instruments).

          8.   Non-Compete, Non-Solicitation.
               -----------------------------

          (a) In further consideration of the compensation to be paid to Executive hereunder, Executive acknowledges that in the course of his employment with the Company he shall become familiar with the Company's trade secrets and with other Confidential Information concerning the Company and its Subsidiaries and that his services shall be of special, unique and extraordinary value to the Company and its Subsidiaries. Therefore, Executive agrees that, during the Employment Period and for one year thereafter (the "Noncompete Period"), he
                                                    -----------------
shall not directly or indirectly own any interest in, manage, control, participate in, consult with, render services for, or in any manner engage in the design, manufacture or sale of contact lenses anywhere in North America or in any other country in which the Company or its Subsidiaries conduct business. Nothing herein shall prohibit Executive from being a passive owner of not more than 2% of the outstanding stock of any class of a corporation which is publicly traded, so long as Executive has no active participation in the business of such corporation.

          (b) During the Noncompete Period, Executive shall not directly or indirectly through another entity (i) induce or attempt to induce any employee of the Company or any Subsidiary to leave the employ of the Company or such Subsidiary, or in any way interfere with the relationship between the Company or any Subsidiary and any employee thereof, (ii) hire any person who was an employee of the Company or any Subsidiary at any time during the Employment Period or (iii) induce or attempt to induce any customer, supplier, licensee, licensor, franchisee or other business relation of the Company or any Subsidiary to cease doing business with the Company or such Subsidiary, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Company or any

Subsidiary (including, without limitation, making any negative statements or communications about the Company or its Subsidiaries).

          9.   Enforcement.  If, at the time of enforcement of paragraph 6, 7 or
               -----------
8 of this Agreement, a court holds that the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area.
Because Executive's services are unique and because Executive has access to Confidential Information and Work Product, the parties hereto agree that money damages would not be an adequate remedy for any breach of this Agreement. Therefore, in the event a breach or threatened breach of this Agreement, the Company or its successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions hereof (without posting a bond or other security). In addition, in the event of an alleged breach or violation by Executive of paragraph 8, the Noncompete Period shall be tolled until such breach or violation has been duly cured. Executive agrees that the restrictions contained in paragraph 8 are reasonable.

          10.  Other Businesses.  As long as Executive is employed by the
               ----------------
Company or any of its Subsidiaries, Executive agrees that he will not, except with the express written consent of the Board, become engaged in, or render services for, any business other than the business of the Company, any of its Subsidiaries or any corporation or partnership in which the Company or any of its Subsidiaries have an equity interest; provided, that nothing in this paragraph 10 shall prohibit Executive from devoting a reasonable amount of business time and attention to directorships and charitable or other activities.

          11.  Executive's Representations.  Executive hereby represents and
               ---------------------------
warrants to the Company that (i) the execution, delivery and performance of this Agreement by Executive do not and will not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which Executive is a party or by which he is bound, (ii) Executive is not a party to or bound by any employment agreement, noncompete agreement or confidentiality agreement with any other person or entity and (iii) upon the execution and delivery of this Agreement by the Company, this Agreement shall be the valid and binding obligation of Executive, enforceable in accordance with its terms. Executive hereby acknowledges and represents that he has consulted with independent legal counsel regarding his rights and obligations under this Agreement and that he fully understands the terms and conditions contained herein.

          12.  Survival.  Paragraphs 6, 7 and 8 shall survive and continue in
               --------
full force in accordance with their terms notwithstanding any termination of the Employment Period.

          13.  Notices.  Any notice provided for in this Agreement shall be in
               -------
writing and shall be either personally delivered, or mailed by first class mail, return receipt requested, to the recipient at the address below indicated:

          Notices to Executive:
          --------------------

          Kevin Ryan
          1501 East Central Road
          #317
          Arlington Heights, Illinois  60005

          Notices to the Company:
          ----------------------

          Wesley-Jessen Corporation
          c/o Bain Capital, Inc.
          Two Copley Place
          Boston, Massachusetts  02116
          Attn:  Stephen G. Pagliuca
                 Adam W. Kirsch

          With a copy to:
          --------------

          Kirkland & Ellis
          200 East Randolph Drive
          Chicago, Illinois  60601
          Attn:  Jeffrey C. Hammes
                 Gary M. Holihan

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement shall be deemed to have been given when so delivered or mailed.

          14.  Severability.  Whenever possible, each provision of this
               ------------
Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

          15.  Complete Agreement.  This Agreement, those documents expressly
               ------------------
referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

          16.  No Strict Construction.  The language used in this Agreement
               ----------------------
shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

          17.  Counterparts.  This Agreement may be executed in separate
               ------------
counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

          18.  Successors and Assigns.  This Agreement is intended to bind and
               ----------------------
inure to the benefit of and be enforceable by Executive, the Company and their respective heirs, successors and assigns, except that Executive may not assign his rights or delegate his obligations hereunder without the prior written consent of the Company.

          19.  Choice of Law.  All issues and questions concerning the
               -------------
construction, validity, enforcement and interpretation of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of Illinois, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Illinois or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Illinois.

          20.  Amendment and Waiver.  The provisions of this Agreement may be
               --------------------
amended or waived only with the prior written consent of the Company and Executive, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.


                             *    *    *    *    *

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


                                       WESLEY-JESSEN CORPORATION



                                       By: Edward J. Kelley
                                           --------------------------

                                       Its: Chief Financial Officer
                                           --------------------------


                                       /s/ Kevin Ryan
                                       ------------------------------
                                       KEVIN RYAN